Exhibit 10.58

[Date]

[Name]
[Address]

Dear [Name],
We are pleased to inform you that, effective as of [Date], the annual fee payable to you for your role as a Non-Executive Director of BofA Securities Europe, S.A. (the “Company”) will be [€ amount], [if applicable ([€ amount] which is attributable to your role as Non-Executive Director and [€ amount] of which is attributable to your role as Chair of the Board/Committee),] following the approval by the Board of Directors and the Company’s shareholders.

This fee will be paid in equal monthly instalments in arrears, subject to applicable taxes and any other deduction required by law. This revised fee will replace any current annual fee paid to you for these services.

You will therefore be entitled to receive the revised fee with effect from [Date], and any shortfall between the current and revised fee will be reimbursed accordingly.

Please indicate your acceptance of these terms by signing and returning the attached copy of this letter.

Yours sincerely,

___________________
[Name]
Head of International Human Resources

_______________________________________________________________________________________

I have read, understood and agree to the above.

Name: [Name]

________________________
Signature:
Date:

[Name]
[Address 1]
[Address 2]
[Address 3]
[Address 4]
[Address 5]

[Date]

Dear [Name],

We are pleased to inform you that, effective as of [Date], the annual fee payable to you for your role as a Non-Executive Director of Merrill Lynch International (the “Company”) [and chair of the [Board]/[Committee] will be £[amount] [(£[amount] of which is attributable to your role as Non-Executive Director of the Company and £[amount] of which is attributable to your role as Chair of the [Board]/[Committee])].

Subject to the terms provided in your appointment letter dated [date], the fee will be paid in equal monthly instalments in arrears, after deduction of any taxes and other amounts required by law. It replaces any current annual fee paid to you for these services.
Please indicate your acceptance of these terms by signing and returning the attached copy of this letter.
Yours sincerely,

_________________________
[Name]
Head of International Human Resources
_______________________________________________________________________________________

I have read, understood and agree to the above.

Name: [Name]

________________________
Signature:
Date:

Strengthening Accountability in Banking Terms for Non-Executive Directors
The terms and conditions below (the “Terms”) will take effect from the effective date of your appointment and will apply for the entire period of your appointment as a director of Merrill Lynch International (the “Company”).
Please sign and return a copy of these Terms to indicate your acceptance of them.
1.1    During your appointment you must:
(a)    comply with all regulatory rules and principles including the Financial Conduct Authority (“FCA”) Conduct Rules, the Prudential Regulation Authority (“PRA”) Conduct Rules or Conduct Standards so far as they are applicable to you including the duties to;
i.    act with integrity;
ii.    act with due skill, care and diligence;
iii.    be open and co-operative with the FCA, PRA and other regulators and disclose appropriately any information of which the FCA or PRA would reasonably expect notice;
iv.    take reasonable steps to ensure that the business of the Company is controlled effectively;
v.    take reasonable steps to ensure that the business of the Company complies with the relevant requirements and standards of the regulatory system; and
vi.    take reasonable steps to ensure that any delegation of your responsibilities is to an appropriate person and that you oversee the discharge of the delegated responsibility effectively; and
(b)    report any behaviour or conduct whether of your own or of any other employee or director that could impact the Company’s assessment of your or their fitness or propriety or your or their regulatory approval to the MLI CEO immediately on becoming aware of it.
1.2    You must co-operate with the Company to agree your statement of responsibilities and other supporting documentation in a timely fashion. You must notify the MLI CEO if, in your view, any changes need to be made to those. You are required to take full responsibility for those processes, functions and tasks listed in your agreed statement of responsibilities and other supporting documentation (as amended from time to time).
1.3    Any job description/job profile agreed with you from time to time in relation to your role as a Senior Manager will be deemed to be incorporated into these Terms. If at any time the Company determines that you need a new job description/job profile to comply with regulatory expectations or rules, you must co-operate with the Company to agree that job description/job profile in a timely fashion. You must notify the MLI CEO if, in your view, any changes need to be made to your job description/job profile.
1.4    You are not permitted to perform any duties which require your approval by the FCA or PRA as a Senior Manager until such approval is obtained and confirmed to you by the Company.
1.5    In order to satisfy itself of your continued fitness and propriety during your appointment, the Company may need to update your background checks (including your criminal record check) from time to time. It is a condition of your continued appointment that these remain satisfactory to the Company and that you co-operate fully with the Company in a timely fashion in relation to such checks.
1.6    If requested to do so by the Company at any time, you will produce, or assist in the production of, a handover certificate containing such information as the Company may reasonably require.

1.7    You acknowledge that the Company is subject to an obligation to provide regulatory references on request from a new employer in respect of its non-executive directors and, in certain circumstances, to update those subsequently. You further acknowledge that those references will contain such details as the Company reasonably determines are necessary.
1.8    For the avoidance of doubt, if the Company determines that it is necessary to notify the FCA/PRA about your conduct or suspected conduct, unless expressly required by the FCA/PRA, there is no obligation on the Company to notify you before any such notification is made or to seek your approval to the notification wording and the Company shall not be liable for any loss caused by such notification. Where in any case you are required to agree the wording of such notification or to sign the relevant notification form, you agree to co-operate fully and in a timely fashion with the Company.
1.9    You hereby undertake to disclose immediately to the Company if:
(a)    you have been, or become aware that you will in the future be, convicted of any offence (whether or not in the United Kingdom) that might impact your fitness and propriety or could affect your appointment as a non-executive director or Senior Manager;
(b)    there is any change in your circumstances which may affect your fitness and propriety or the FCA or PRA approving you as a Senior Manager.
1.10    The Company reserves the right to terminate your appointment summarily at any time:
(a)    if the Company determines that it is or will at any time be unable to satisfy itself that you are fit and proper for whatever reason; or
(b)    if your status as a Senior Manager is withdrawn for any reason at any time.
1.11    For the avoidance of doubt, you will continue to benefit both during and post appointment from the indemnity set out in Article VIII of the Bank of America Corporation’s Bylaws in accordance with the terms of those bylaws, in relation to your acts and omissions during your appointment. The Company routinely receives requests from regulatory authorities to provide information in relation to their inquiries and should you become the subject of or party to any investigation by the FCA/PRA, the Company has policies and processes in place to collate and safeguard any documentation held by the Company that it may be required to produce and will provide such additional support and assistance as is reasonable in all the circumstances, subject to any applicable legal or regulatory duties.
_______________________________________________________________________________________

I have read, understood and agree to the above Terms.

Name:

Signature:

Date: